Exhibit 99.1

JPMorgan Chase’s Daley Elected to Boeing Board of Directors

CHICAGO, Feb. 28, 2006 — The Boeing Company’s [NYSE: BA] board of directors has elected William M. Daley, chairman of the Midwest region for JPMorgan Chase & Co., as a new board member effective immediately. Daley will serve on the board’s finance committee.

Daley, 57, joined JPMorgan Chase in May 2004 from SBC Communications Inc., where he had been president. From 1997-2000 he was Secretary of Commerce in the Clinton administration and also served as Special Counsel to the President advising on trade matters.

“Bill Daley brings a wide range of experience with respect to business, finance and government,” said Jim McNerney, Boeing chairman, president and CEO. “He has a proven record of leadership and will bring to the board valuable perspective in many important areas.”

The Boeing board stands at 11 members. All qualify as independent, outside directors, with the exception of Chairman and CEO McNerney.

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Contact Info:

John Dern

312-544-2002